UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 12, 2006

SPANSION INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51666	20-3898239
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)

915 DeGuigne Drive

P.O. Box 3453

Sunnyvale, California 94088-3453

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 962-2500

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On June 12, 2006, Spansion LLC (“Spansion LLC”), the wholly owned operating company subsidiary of Spansion Inc. (the “Company”), issued $180 million aggregate principal amount of 2.25% Exchangeable Senior Subordinated Debentures due 2016 (the “Debentures”). The terms of the Debentures are governed by an Indenture (the “Indenture”), dated June 12, 2006, by and between the Company, Spansion LLC, Spansion Technology Inc., Spansion LLC’s direct parent and a wholly-owned subsidiary of the Company (“STI” and together with the Company, the “Guarantors”), and Wells Fargo Bank, N.A., as Trustee. A copy of the Indenture, including the form of the Debenture, is attached as Exhibit 4.1 to this Report, the terms of which are incorporated herein by reference (see Item 2.03 below).

In connection with the issuance and sale of the Debentures, Spansion Inc. also entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated June 12, 2006, among the Company, Spansion LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC, as initial purchasers of the Debentures (the “Initial Purchasers”). A copy of the Registration Rights Agreement is attached as Exhibit 10.1 to this Report, the terms of which are incorporated herein by reference.

Pursuant to the Registration Rights Agreement, the Company has agreed that it will use its reasonable best efforts to:

•	file a shelf registration statement (the “Registration Statement”) with the Securities and Exchange Commission (the “SEC”) prior to January 6, 2007 for the resale by holders of the shares of Class A common stock of the Company (the “Common Stock”) issuable upon exchange of the Debentures;

•	cause that Registration Statement to be declared effective by the SEC as promptly as practicable, but in no event later than May 6, 2007; and

•	keep the Registration Statement effective until the earliest of:

•	the date as of which all Common Stock issuable upon exchange of the Debentures have been sold either under Rule 144 under the Securities Act of 1933 (the “Securities Act”) or pursuant to the Registration Statement;

•	the date as of which all the Common Stock issuable upon exchange of the Debentures held by non-affiliates are eligible to be sold to the public pursuant to Rule 144(k) under the Securities Act; and

•	the date on which there are no outstanding registrable securities.

If the Company does not meet these deadlines then, subject to certain exceptions, liquidated damages will accrue on the Debentures to be paid semi-annually in arrears at a rate per year equal to 0.25% of the principal amount of Debentures to and including the 90th day following such registration default, or 0.50% of the principal amount thereafter, for the period during which the registration default is not cured. In no event will liquidated damages accrue at a rate per year exceeding 0.50%.

Item 1.02. Termination of a Material Definitive Agreement.

As of June 12, 2006, all of Spansion LLC’s 12.75% Senior Subordinated Notes due 2016 (the “12.75% Notes”) issued by Spansion LLC to Advanced Micro Devices, Inc. and authenticated and delivered under that certain indenture (the “12.75% Notes Indenture”), dated as of December 21, 2005, between the Company, the guarantors party thereto and Wells Fargo, N.A., as Trustee, had been repurchased by Spansion LLC and cancelled. The 12.75% Notes and the guarantees issued by the guarantors constituted all of the securities issued by the Company and authenticated and delivered under the 12.75% Notes Indenture. In accordance with Section 9.01 of the 12.75% Notes Indenture, the Company satisfied and discharged the 12.75% Notes Indenture, which satisfaction and discharge was acknowledged by the Trustee on June 12, 2006. Upon such satisfaction and discharge, the 12.75% Notes Indenture generally ceased to be of further effect.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 12, 2006, Spansion LLC issued $180,000,000 aggregate principal amount of 2.25% Exchangeable Senior Subordinated Debentures due 2016. The Debentures are Spansion LLC’s general unsecured senior subordinated obligations and rank subordinated in right of payment to all of Spansion LLC’s senior indebtedness, including its 11.25% Senior Notes due 2016, equal in right of payment to all of its senior subordinated indebtedness and senior in right of payment to all of its subordinated indebtedness. The Debentures are effectively subordinated to any indebtedness and other liabilities of Spansion LLC’s subsidiaries. The Debentures are guaranteed on a senior subordinated basis by the Company and STI.

The Debentures bear interest at 2.25% per annum. Interest is payable on June 15 and December 15 of each year beginning December 15, 2006 until the maturity date of June 15, 2016.

The Debentures are not exchangeable prior to January 6, 2007. On or after January 6, 2007, the Debentures will be exchangeable for shares of the Company’s Common Stock, cash or a combination of cash and shares of such common stock, at the Company’s option. The Debentures provide that Spansion LLC may elect to employ net share settlement and under certain circumstances the Debentures may be exchangeable for cash (up to the principal amount of the debentures) and, with respect to any excess exchange value, into cash, shares of Common Stock or a combination of cash and shares of Common Stock at an initial exchange rate of 56.7621 shares per $1,000 principal amount of Debentures. At the initial exchange rate, the Debentures will be exchangeable for Common Stock at an exchange price of approximately $17.62 per share. The exchange rate will be adjusted for certain antidilution events and will be increased in the case of corporate events that constitute a fundamental change of the Company under certain circumstances. The holders of the Debentures will have the ability to require Spansion LLC to repurchase the Debentures in whole or in part for cash in the event of a fundamental change of the Company. In such case, the repurchase price would be 100% of the principal amount of the Debentures plus any accrued and unpaid interest.

The Debentures and any Common Stock issuable upon exchange of the Debentures have not been registered under the Securities Act, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company and Spansion LLC have entered into a Registration Rights Agreement for the resale by holders of Common Stock issuable upon exchange of the Debentures (See Item 1.01 above).

Certain events are considered “Events of Default,” which may result in the acceleration of the maturity of the Debentures, including:

•	Spansion LLC’s failure to pay when due the principal on any of the Debentures at maturity, upon exercise of a repurchase right or otherwise;

•	Spansion LLC’s failure to pay an installment of interest (including liquidated damages, if any) on any of the Debentures for 30 days after the date when due;

•	Spansion LLC’s failure to exchange debentures for cash and/or shares of Common Stock when due upon exchange of a Debenture in accordance with the terms of the Indenture;

•	Spansion LLC’s failure to perform or observe the covenants under the Indenture governing the Debentures for a period of 45 days after receiving notice of such failure;

•	Spansion LLC’s failure to give timely notice of a fundamental change;

•	A default by Spansion LLC or either Guarantor under any indebtedness that results in acceleration of such indebtedness, or the failure to pay any such indebtedness at maturity, in an aggregate principal amount in excess of $50 million;

•	Any judgment or judgments for the payment of money in an aggregate amount in excess of $50 million shall be rendered against Spansion LLC or either Guarantor and shall not be waived, satisfied or discharged for any period of 60 consecutive days during which a stay of enforcement shall not be in effect;

•	Any guarantee ceases to be in full force and effect, other than in accordance with the terms of the Indenture; and

•	Certain events of bankruptcy, insolvency or reorganization with respect to the Company, STI or Spansion LLC.

Item 3.02 Unregistered Sales of Equity Securities.

On June 12, 2006, Spansion LLC issued $180 million aggregate principal amount of the 2.25% Exchangeable Senior Subordinated Debentures due 2016 to the Initial Purchasers in a private placement pursuant to exemptions from the registration requirements of the Securities Act. The net proceeds from the offering, after deducting the Initial Purchasers’ discount and the estimated offering expenses payable by the Company, were approximately $176.8 million and were used to repurchase all of Spansion LLC’s outstanding 12.75% Notes (see Item 1.02 above). The Initial Purchasers received an aggregate commission of $2.7 million in connection with the offering of the Debentures.

Spansion LLC offered and sold the Debentures to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers then sold the Debentures to qualified institutional buyers pursuant to the exemption from registration provided by Rule 144A under the Securities Act.

The Debentures and the underlying Common Stock issuable upon exchange of the Debentures have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Additional information pertaining to the Debentures is contained in Items 1.01 and 2.03 and is incorporated herein by reference.

Item. 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated June 12, 2006, between Spansion LLC, Spansion Inc., Spansion Technology Inc. and Wells Fargo Bank, N.A., including the form of 2.25% Exchangeable Senior Subordinated Debenture due 2016.

10.1	Registration Rights Agreement, dated June 12, 2006, between Spansion Inc., Spansion LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPANSION INC.
(Registrant)

Date: June 15, 2006	By:	/s/ Dario Sacomani
	Name:	Dario Sacomani
	Title:	Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
4.1	Indenture, dated June 12, 2006, between Spansion LLC, Spansion Inc., Spansion Technology Inc. and Wells Fargo Bank, N.A., including the form of 2.25% Exchangeable Senior Subordinated Debenture due 2016.

10.1	Registration Rights Agreement, dated June 12, 2006, between Spansion Inc., Spansion LLC, Citigroup Global Markets Inc. and Credit Suisse Securities (USA) LLC.